Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-162123) of D.R. Horton,Inc.,

(2) Registration Statement (Form S-4 No. 333-89344) of D.R. Horton, Inc.,

(3) Registration Statement (Form S-8 No. 33-48874) of D.R. Horton,Inc.,

(4) Registration Statement (Form S-8 No. 33-83162) of D.R. Horton, Inc.,

(5) Registration Statement (Form S-8 No. 333-72423) of D.R. Horton, Inc.,

(6) Registration Statement (Form S-8 No. 333-69694) of D.R. Horton, Inc.,

(7) Registration Statement (Form S-8 No. 333-90988) of D.R. Horton, Inc.,

(8) Registration Statement (Form S-8 No. 333-89346) of D.R. Horton, Inc., and

(9) Registration Statement (Form S-8 No. 333-133948) of D.R. Horton, Inc.,

and in the related Prospectuses of our report dated November 26, 2007, except for Note M, as to which the date is November 25, 2008, with respect to the consolidated financial statements of D.R. Horton, Inc. and subsidiaries, included in this Current Report on Form 8-K, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Fort Worth, Texas
February 8, 2010